Cvent Appoints Cynthia Russo as Chief Financial Officer
Veteran public company CFO brings two decades of financial leadership experience to Cvent
Tysons Corner, Va. – September 10, 2015 – Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced that it has appointed Cynthia Russo as Executive Vice President and Chief Financial Officer, effective September 28, 2015.

Ms. Russo brings 25 years of financial and leadership experience to Cvent. Most recently, she was Executive Vice President and CFO of publicly-traded MICROS Systems, a provider of information technology for the hospitality and retail industries. During her 19 years at MICROS, she served in a variety of senior finance roles of increasing responsibility, from Director of Financial Reporting to Senior Vice President, Corporate Controller, and ultimately to CFO, which she served as for the last five years until MICROS’ acquisition by Oracle in September, 2014. In these roles, she supported MICROS’ growth to over $1.4 billion in revenue and over 6,800 employees operating in over 50 countries. She was instrumental in scaling the business—pushing top-line growth and improving processes to increase the company’s efficiency and profitability.

Ms. Russo will lead Cvent’s financial operations, reporting, planning and analysis, and report directly to Reggie Aggarwal, Cvent’s founder and Chief Executive Officer.

“We are excited to have Cindy join our management team,” said Mr. Aggarwal. “Her experience as a financial leader and business executive will be a valuable asset for Cvent. We believe Cindy’s demonstrated ability to lead a finance team and support a growing, global company will contribute to our success as we capitalize on our position as a leading provider of technology for the meetings and events industries.”

“Cvent’s rapid growth, global footprint and expanding leadership position in the meetings and events market make this a compelling time to join the company as its next CFO,” said Cindy Russo. “I look forward to working with Cvent’s talented executive team and leveraging my prior experience to help the company scale to the next level and realize its full potential.”

Ms. Russo holds a Bachelor of Business Administration from James Madison University. She is a Certified Public Accountant and a Certified Internal Auditor.

About Cvent, Inc.
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform, with more than 14,000 customers worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our expectations regarding the growth of the meetings and events industry, our market position therein, as well as the impact and benefits to Cvent from Ms. Russo’s appointment as Chief Financial Officer, financial or otherwise. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; the uncertainty associated with the time and cost of the process to transition to a new Chief Financial Officer and the impact of the transition; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
Garo Toomajanian
ICR
ir@cvent.com
703-226-3610